EXHIBIT 4.7

SALMEDIX, INC.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

March 30, 2004

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Amended and Restated Stockholders’ Agreement (this “Agreement”) is made as of the 30th day of March, 2004 by and among Salmedix, Inc., a Delaware corporation (the “Company”), the initial stockholders of the Company listed on Schedule A attached hereto (collectively, the “Founders” and individually, a “Founder”), certain holders of Series A Preferred Stock listed on Schedule A attached hereto (the “Series A Holders”), certain holders of Series B Preferred Stock listed on Schedule A attached hereto (the “Series B Holders”) and certain holders of Series C Preferred Stock as well as the holder (the “Holder”) of a warrant to purchase shares of Series C Preferred Stock (the “Warrant”) listed on Schedule A attached hereto (collectively, and including the Holder to the extent such Warrant has been exercised, the “Series C Holders”). The Series A Holders, the Series B Holders and the Series C Holders are collectively referred to herein as the “Stockholders” and individually as a “Stockholder.” This Agreement terminates and replaces in full that certain Stockholders’ Agreement dated as of June 5, 2002, as amended through the date hereof (the “Prior Agreement”), by and among the Company, the Founders, the Series A Holders and the Series B Holders.

WHEREAS, pursuant to that certain Series C Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof among the Company and the Series C Holders, certain of the Series C Holders are purchasing shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”);

WHEREAS, the Series A Holders and the Series B Holders are presently holders of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) and Series B Preferred Stock (together with the Series C Preferred Stock, the “Preferred Stock”) and possess certain rights and are subject to certain obligations pursuant to the Prior Agreement;

WHEREAS, the Founders are the beneficial owners of shares of the Company’s common stock (the “Stock,” which term for purposes of this Agreement also includes any additional shares of the Company’s capital stock now owned or hereafter acquired by the Founders, including without limitation, shares of the Company’s common stock and Preferred Stock);

WHEREAS, in order to induce the Series C Holders to purchase the Series C Preferred Stock, the Company, the Stockholders and the Founders hereby desire to accept the rights and obligations pursuant to this Agreement in lieu of the rights and obligations pursuant to the Prior Agreement so that this Agreement shall govern the rights and obligations of the Stockholders, the Founders and the Company and certain other matters as set forth herein; and

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Prior Agreement and all of the provisions thereof are hereby terminated and superseded and replaced in their entirety by this Agreement, in accordance with Section 6.3 of the Prior Agreement, and the parties further agree as follows:

1. Co-Sale Right.

(a) If any Founder proposes to sell or transfer any shares of Stock (other than exempt transfers as set forth in Section 2) then such Founder shall promptly give written notice (the “Notice”) to the Company and the Stockholders at least twenty (20) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions or paragraph 2(a) or 2(b) hereof, then such Founder shall promptly give written notice to the Company at least twenty (20) days prior to the closing of such sale or transfer and shall state under which paragraph the sale or transfer is being made.

(b) Each Stockholder shall have the right, exercisable upon written notice to such Founder within fifteen (15) days after receipt of the Notice, to participate in such sale of Stock on the same terms and conditions. To the extent one or more of the Stockholders exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock that the Founder may sell in the transaction shall be correspondingly reduced.

(c) Each Stockholder may sell all or any part of that number of shares of Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Notice by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by the Stockholder at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by the Founder and the Stockholders at the time of the sale or transfer. For purposes of this Agreement, “Common Stock” shall mean shares of the Company’s common stock and shares of the Company’s common stock issued or issuable upon conversion of shares of Preferred Stock.

(d) If any Stockholder fails to elect to fully participate in such Founder’s sale pursuant to this Section 1, the Founder shall give notice of such failure to the Stockholders who did so elect (the “Participants”). Such notice may be made by telephone if confirmed in writing within two (2) days. The Participants shall have five (5) days from the date such notice was given to agree to sell their pro rata share of the unsold portion. For purposes of this paragraph, a Participant’s pro rata share shall be the ratio of (x) the number of shares of Common Stock held by such Participant to (y) the total number of shares of Common Stock held by all Participants and the Founder.

(e) Each Participant shall effect its participation in the sale by promptly delivering to the Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the type and number of shares of the Company’s common stock which such Participant elects to sell; or

(ii) that number of shares of Preferred Stock which is at such time convertible into the number of shares of the Company’s common stock which such Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of the Company’s common stock, such Participant shall convert such Preferred Stock into the Company’s common stock and such common stock as provided in subparagraph 1(e)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

(f) The stock certificate or certificates that the Participant delivers to the Founder pursuant to paragraph 1(e) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Notice, and the Founder shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, the Founder shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Founder shall purchase such shares or other securities from such Participant.

(g) The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more sales of Stock made by the Founder shall not adversely affect their rights to participate in subsequent sales of Stock subject to paragraph 1(a).

2. Exempt Transfers.

(a) Notwithstanding the foregoing, the co-sale rights of the Stockholders shall not apply to (i) the sale or transfer of up to an aggregate of Twenty-Five Thousand (25,000) shares of Stock in one or more transactions by each Founder; (ii) any pledge of Stock made pursuant to a bona fide loan transaction that creates a mere security interest, (iii) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or a Founder; (iv) any transfer by Brobeck, Phleger & Harrison LLP to or between its investment funds or to attorneys of the firm; or (v) any bona fide gift; provided that (A) the transferring Founder shall inform the Company of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Company and the Stockholders with a written agreement to be bound by and to comply with all provisions of Section 1. Such transferred Stock shall remain “Stock” hereunder, and such pledgee, transferee or donee shall be treated as a “Founder” for purposes of this Agreement.

(b) Notwithstanding the foregoing, the provisions of Section 1 shall not apply to the sale of any Stock (i) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) to the Company, its officers or another Founder.

3. Prohibited Transfers.

(a) In the event a Founder should sell any Stock in contravention of the co-sale rights of the Stockholders under this Agreement (a ”Prohibited Transfer”), the Stockholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Founder shall be bound by the applicable provisions of such option.

(b) In the event of a Prohibited Transfer, each Stockholder shall have the right to sell to the Founder the type and number of shares of Stock equal to the number of shares each Stockholder would have been entitled to transfer to the purchaser had the Prohibited Transfer under Section 1(c) hereof been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid by the purchaser to the Founder in the Prohibited Transfer. The Founder shall also reimburse each Stockholder for any and all fees and expenses, including legal fees and expenses incurred pursuant to the exercise or the attempted exercise of the Stockholder’s rights under Section 1.

(ii) Within ninety (90) days after the later of the dates on which the Stockholder (A) received written notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, each Stockholder shall, if exercising the option created hereby, deliver to the Founder the certificate or certificates representing shares to be sold, with each certificate to be properly endorsed for transfer.

(iii) The Founder shall, upon receipt of the certificate or certificates for the shares to be sold by a Stockholder, pursuant to this subparagraph 3(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expense, as specified in subparagraph 3(b)(i), in cash or by other means acceptable to the Stockholder.

(iv) Notwithstanding the foregoing, any attempt by a Founder to transfer Stock in violation of Section 1 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Stockholders.

4. Legend.

(a) Each certificate representing shares of Stock now or hereafter owned by the Founders or issued to any person in connection with a transfer pursuant to Section 2(a) hereof shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION AS THE SAME MAY BE AMENDED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

(b) Each Founder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

5. Drag-Along Right.

(a) Applicability. In the event that a majority of the Board of Directors of the Company (the “Board”) and both (i) the holders of at least a majority of the Preferred Stock then outstanding voting together as a single class and (ii) the holders of at least a majority of the Preferred Stock and the Company’s common stock then outstanding voting together as a single class (collectively, the “Proposing Holders”) approve a Corporate Transaction (as defined below), then the Board and the Proposing Holders shall have the right to require all other Founders and all other Stockholders (all other Founders and Stockholders are collectively referred to in this Section 5 as the “Remaining Holders”) to vote in favor of such Corporate Transaction. If the Board and the Proposing Holders desire to approve such Corporate Transaction, each of the Remaining Holders further agrees to vote for, consent to and otherwise raise no objections to such Corporate Transaction, and (i) if such Corporate Transaction is structured as a consolidation, merger or asset sale of the Company, or a sale of all of substantially all of the Company’s assets, the Remaining Holders shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such consolidation, merger or asset sale, or (ii) if such Corporate Transaction is structured as a sale of the capital stock of the Company, each of the Remaining Holders shall agree to sell all shares of the Company’s capital stock held by them on the terms and conditions approved by the Proposing Holders; provided, however such terms do not provide that the Remaining Holders would receive less than the amount that would be distributed to such Remaining Holders in the event the proceeds of such Corporate Transaction were distributed in accordance with the Company’s Amended and Restated Certificate of Incorporation then in effect. The Remaining Holders shall take all reasonably necessary and desirable actions approved by the Board and the Proposing Holders in connection with the consummation of such Corporate Transaction, including executing such agreements and instruments and taking such other actions as may be necessary to (i) effectuate the allocation and distribution of the aggregate consideration received in connection with such Corporate Transaction and (ii) provide the representations, warranties, indemnities, covenants, conditions, non-competition agreements, escrow agreements and other provisions and agreement relating to such Corporate Transaction; provided, however, that the Remaining Holders shall not be required to make any representations or warranties in connection with such transfer other than representations and warranties as to (i) such Remaining Holder’s ownership of its capital stock to be transferred free and clear of all liens, claims and encumbrances, (ii) such stockholder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as the transferee may reasonably require, except that the transferee may not require that stockholder be an accredited investor.

Notwithstanding the foregoing, no Remaining Holder will be obligated to participate in a Corporate Transaction unless each of the following conditions are satisfied: (A) the only covenants that such Remaining Holder is required to make in connection with such Corporate Transaction are reasonable covenants regarding confidentiality, publicity and similar matters; (B) the liability of such Remaining Holder with respect to any representation and warranty or covenant made by the Company in connection with such Corporate Transaction is limited to a pro rata share of an escrow of the aggregate of the consideration payable to all stockholders of the Company, other than with respect to the representations and warranties made by such Remaining Holder in connection with such Corporate Transaction with respect to such Remaining Holder’s ownership of its capital stock to be transferred free and clear of all liens, claims and encumbrances; (C) such Remaining Holder is provided an opinion of counsel to the effect that the sale in connection with such Corporate Transaction is not in violation of the registration or qualification requirements of Canadian, United States federal or applicable United States state securities laws, or, if such Remaining Holder is not provided with such an opinion, the Company is obligated to indemnify such Remaining Holder for any such violation; (D) such Remaining Holder is not obligated to make any out-of-pocket expenditure prior to the consummation of such Corporate Transaction (excluding modest expenditures for postage, copies, etc.), and is not obligated to pay any expenses incurred in connection with a consummated Corporate Transaction, except indirectly to the extent such costs are incurred for the benefit of all of the Company’s stockholders and are paid by the Company or the acquiring party (it being understood that costs incurred by or on behalf of such Remaining Holder for its sole benefit will not be considered costs incurred in connection with a Corporate Transaction hereunder); and (E) such Remaining Holder is not required to agree to any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Corporate Transaction.

(b) Corporate Transaction. As used herein, a “Corporate Transaction” means any of the following transactions: (i) a merger or consolidation in which the Company is not the surviving entity; (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets; or (iii) any transaction (other than an issuance of shares by the Corporation for cash) in or by means of which one or more persons acting in concert acquire, in the aggregate, more than 50% of the outstanding shares of the stock of the Company.

(c) Notice of Corporate Transaction. The Board and the Proposing Holders shall give the Remaining Holders at least ten (10) days prior written notice of any Corporate Transaction as to which the Board and the Proposing Holders intend to exercise their rights under this Section 5. If the Board and the Proposing Holders elect to exercise their rights under this Section 5, the Remaining Holders shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Proposing Holders in connection with consummating the Corporate Transaction. At the closing of the Corporate Transaction, the Remaining Holders shall deliver certificates for all shares of capital stock to be sold by the Remaining Holders, if any, duly endorsed for transfer, with the signature guaranteed, to the purchaser against payment of the appropriate purchase price.

6. Miscellaneous.

6.1 Future Holders of Stock. The Company shall require any future holder (a “Future Holder”) of at least Two Hundred Thousand (200,000) shares of Stock or an option to purchase at least Two Hundred Thousand (200,000) shares of Stock (or any combination thereof), who is not otherwise a party to this Agreement, to execute a counterpart signature page to this Agreement such that the Future Holder shall become a party to and bound by this Agreement as if the Future Holder were a Founder, without the need of further action, signature or approval by the other parties hereto.

6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

6.3 Amendment. Any provision may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the Stockholders, by persons holding more than fifty percent (50%) in interest of the Common Stock held by the Stockholders and their assignees, pursuant to Section 6.4 hereof, and (iii) as to the Founders, by persons holding more than fifty percent (50%) in interest of the Common Stock held by the Founders; provided that any amendment or waiver that by its terms expressly affects one Stockholder or Founder in a manner that is different from the other Stockholders or Founders, as the case may be, shall require the consent of the Stockholder or Founder so affected; provided further, that any Stockholder may waive any of his rights hereunder without obtaining the consent of any other Stockholder; provided further, Section 6.1 may be amended only by the written consent of the Company and by persons holding more than fifty percent (50%) in interest of the Common Stock held by the Stockholders and their assignees, pursuant to Section 6.4 hereof. Subject to the foregoing provisions, any amendment or waiver effected in accordance with clauses (i), (ii) and (iii) of this paragraph shall be binding upon each Stockholder, its successors and assigns, the Company and each Founder.

6.4 Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of the Stockholders hereunder are only assignable (i) by each of such Stockholders to any other Stockholder, (ii) to an assignee or transferee who acquires all of the Common Stock then owned by a Stockholder or (iii) if a Stockholder is a partnership or limited liability company to such Stockholder’s partners or former partners or members or former members, as applicable.

6.5 Term. This Agreement shall terminate upon the earlier of (a) the closing of the sale of the Company’s common stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the “Act”) other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Company, in which the public offering price (before deduction of underwriters’ discounts and expenses) is equal to or exceeds $2.10 per share of the Company’s common stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and with gross proceeds to the Company and/or any selling stockholders of not less than $60,000,000; and (b) the closing of the Company’s sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company’s capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

6.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with a nationally recognized overnight courier service, postage prepared and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties. Notwithstanding the foregoing, the telephone notice permitted by Section 1(d) shall be effective at the time it is given.

6.7 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.8 Attorney Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Purchasers of Series C Preferred Stock in a subsequent sale pursuant to Section 1.3 of the Purchase Agreement shall execute counterpart signature pages to this Agreement and shall become parties hereto without the need of further action, signature or approval by the other Stockholders, under Section 6.3 of this Agreement or otherwise.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

SALMEDIX, INC.,
a Delaware corporation

	By:	/s/ DAVID S. KABAKOFF
David S. Kabakoff
	Its:	Chief Executive Officer

Address:	9380 Judicial Drive
San Diego, California 92121

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FOUNDERS:

THE DAVID S. AND SUSAN O. KABAKOFF FAMILY TRUST, DATED FEBRUARY 24, 2000

	By:	/s/ DAVID S. KABAKOFF, TRUSTEE
David Kabakoff
	Its:	Trustee

Address:	Post Office Box 9151
Rancho Santa Fe, CA 92067

THE DENNIS AND SANDRA CARSON FAMILY TRUST OF 1986, DATED MARCH 12, 1986

	By:	/s/ DENNIS CARSON, TRUSTEE
Dennis Carson
	Its:	Trustee

Address:

FRANCIS A. NARDELLA

	By:	/s/ FRANCIS A. NARDELLA
Francis A. Nardella

Address:	9885 North 78th Place Scottsdale, AZ 85258

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LORENZO LEONI

	By:	/s/ LORENZO LEONI
Lorenzo Leoni

Address:	3908 Via Tranquilo San Diego, CA 92122

ALAN ROSENTHAL

	By:	/s/ ALAN ROSENTHAL
Alan Rosenthal

Address:	1510 Virginia Way La Jolla, CA 92037

BROBECK, PHLEGER & HARRISON LLP

By:

Its

Address:

WENDY JOHNSON

	By:	/s/ WENDY JOHNSON
Wendy Johnson

Address:	5350 Renaissance Ave. San Diego, CA 92122

ANITA BUSQUETS

	By:	/s/ ANITA BUSQUETS
Anita Busquets

Address:	3366 Valemont Street San Diego, CA 92106

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DENNIS CARSON

	By:	/s/ DENNIS CARSON
Dennis Carson

Address:

DAVID S. KABAKOFF

	By:	/s/ DAVID S. KABAKOFF
David S. Kabakoff

Address:

ELIZABETH CLARK MOORE

	By:	/s/ ELIZABETH CLARK MOORE
Elizabeth Clark Moore

Address:	13639 Winstanley Way San Diego, CA 92130

F. ANDREW DORR

	By:	/s/ F. ANDREW DORR
F. Andrew Dorr

Address:

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GARY ELLIOT

	By:	/s/ GARY ELLIOT
Gary Elliot

Address:	11646 Compass Point Dr. N. Apt. 125 San Diego, CA 92126

PRATIK MULTANI

	By:	/s/ PRATIK MULTANI
Pratik Multani

Address:	10486 Harvest View Way San Diego, CA 92128

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STOCKHOLDERS:

INTERWEST PARTNERS VIII, L.P.

	By:	InterWest Management Partners VIII, LLC
	Its:	General Partner

	By:	/s/ ARNOLD L. ORONSKY
Arnold L. Oronsky
	Its:	Managing Director

Address:	2710 Sand Hill Road Menlo Park, CA 94025

INTERWEST INVESTORS VIII, L.P.

	By:	InterWest Management Partners VIII, LLC
	Its:	General Partner

	By:	/s/ ARNOLD L. ORONSKY
Arnold L. Oronsky
	Its:	Managing Director

Address:	2710 Sand Hill Road Menlo Park, CA 94025

INTERWEST INVESTORS Q VIII, L.P.

	By:	InterWest Management Partners VIII, LLC
	Its:	General Partner

	By:	/s/ ARNOLD L. ORONSKY
Arnold L. Oronsky
	Its:	Managing Director

Address:	2710 Sand Hill Road Menlo Park, CA 94025

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VERSANT VENTURE CAPITAL I, L.P.

	By:	/s/ BRIAN ATWOOD
Brian Atwood
	Its:	Managing Director

Address:	3000 Sand Hill Road Building 1, Suite 260 Menlo Park, CA 94025

VERSANT SIDE FUND I, L.P.

	By:	/s/ BRIAN ATWOOD
Brian Atwood
	Its:	Managing Director

Address:	3000 Sand Hill Road Building 1, Suite 260 Menlo Park, CA 94025

VERSANT AFFILIATES FUND I-A, L.P.

	By:	/s/ BRIAN ATWOOD
Brian Atwood
	Its:	Managing Director

Address:	3000 Sand Hill Road Building 1, Suite 260 Menlo Park, CA 94025

VERSANT AFFILIATES FUND I-B, L.P.

	By:	/s/ BRIAN ATWOOD
Brian Atwood
	Its:	Managing Director

Address:	3000 Sand Hill Road Building 1, Suite 260 Menlo Park, CA 94025

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ALEXANDRIA EQUITIES, LLC, a Delaware limited liability company

		By:	ARE-QRS CORP., a Maryland corporation

	By:		/s/ JOEL S. MARCUS
Joel S. Marcus
	Its:		Chief Executive Officer

Address:	135 North Los Robles Avenue Suite 250 Pasadena, California 91101

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CMEA VENTURES LIFE SCIENCES 2000, L.P.

	By:	/s/ M. SCHREIBSTEIN

	Its:	General Partner

Address:	One Embarcadero Center, Suite 3250 San Francisco, CA 94111 ATTN: Meryl L. Schreibstein

CMEA VENTURES LIFE SCIENCES 2000, Civil Law Partnership

	By:	/s/ M. SCHREIBSTEIN

	Its:	General Partner

Address:	One Embarcadero Center, Suite 3250 San Francisco, CA 94111 ATTN: Meryl L. Schreibstein

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DELPHI VENTURES V, L.P.

	By:	Delphi Management Partners V, L.L.C.
	Its:	General Partner

	By:	/s/ DEEPA PAKIANATHAN
	Its:	Managing Member

Address:	3000 Sand Hill Road Suite 135, Building 1 Menlo Park, CA 94025

DELPHI BIOINVESTMENTS V, L.P.

	By:	Delphi Management Partners V, L.L.C.
	Its:	General Partner

	By:	/s/ DEEPA PAKIANATHAN
	Its:	Managing Member

Address:	3000 Sand Hill Road Suite 135, Building 1 Menlo Park, CA 94025

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ABERDARE VENTURES II, L.P.

	By:	Aberdare GP II, L.L.C.
	Its:	General Partner

	By:	/s/ PAUL H. KLINGENSTEIN
Paul H. Klingenstein
	Its:	Managing Director

Address:	One Embarcadero Center, Suite 4000 San Francisco, CA 94111

ABERDARE VENTURES II (Bermuda), L.P.

	By:	Aberdare GP II, L.L.C.
	Its:	General Partner

	By:	/s/ PAUL H. KLINGENSTEIN
Paul H. Klingenstein
	Its:	Managing Director

Address:	One Embarcadero Center, Suite 4000 San Francisco, CA 94111

PAUL H. KLINGENSTEIN

	By:	/s/ PAUL H. KLINGENSTEIN
An individual investor

Address:	One Embarcadero Center, Suite 4000 San Francisco, CA 94111

JOHN H. ODDEN

	By:	/s/ JOHN H. ODDEN
An individual investor

Address:	One Embarcadero Center, Suite 4000 San Francisco, CA 94111

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VENTURES WEST 7 LIMITED PARTNERSHIP

	By:	Ventures West 7 Management Ltd.
	Its:	General Partner

	By:	/s/ SAM [illegible]
	Its:	Senior Vice President

	By:	/s/ HOWARD RIBACK
Howard Riback
	Its:	Vice President, Finance and Administration

Address:	1285 West Pender Street Vancouver, B. C. V6E 4B1

VENTURES WEST 7 U.S. LIMITED PARTNERSHIP

	By:	Ventures West 7 Management (International) Inc.
	Its:	Manager

	By:	/s/ SAM [illegible]
	Its:	Senior Vice President

	By:	/s/ HOWARD RIBACK
Howard Riback
	Its:	Vice President, Finance and Administration

Address:	1285 West Pender Street Vancouver, B. C. V6E 4B1

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BIOFRONTIER GLOBAL INVESTMENT PARTNERSHIP a Japanese civil law partnership

	By:	Biofrontier Partners Co., Ltd.
	Its:	General Partner

	By:	/s/ YOSHIHIRO OHTAKI
Yoshihiro Ohtaki
	Its:	President

Address:	K.I. Kousan Tokyo Building, 3rd Floor 2-3-14 Yaesu, Chuo-ku Tokyo, Japan 104-0028

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GENECHEM THERAPEUTICS VENTURE FUND L.P.

	By:	GeneChem Therapeutics, Inc.
	Its:	General Partner

		By:	GeneChem Management, Inc.

		By:	/s/ LOUIS LACASSE
Louis Lacasse
		Its:	President

Address:	1001, de Maisonneuve O., Suite 920
Montreal, Quebec
Canada H3A 3C8

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT]

PROQUEST INVESTMENTS II, L.P.

	By:	/s/ PASQUALE DEANGELIS
Pasquale DeAngelis
	Its:	Chief Financial Officer

PROQUEST INVESTMENTS II ADVISORS FUND, L.P.

	By:	/s/ PASQUALE DEANGELIS
Pasquale DeAngelis
	Its:	Chief Financial Officer

QS MEDIX INC.

	By:	/s/ CRAIGMUIR CHAMBERS

	Its:	Managing Director

Address:	Craigmuir Chambers
P.O. Box 71
Road Town Tortola
British Virgin Islands

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H.I.G. SALMEDIX, INC.

By:
Its:

	By:	/s/ [illegible]

Its:

Address:	H.I.G. Salmedix, Inc.
c/o Maples & Calder
P.O. Box 309, Ugland House
South Church Street, George Town
Grand Cayman, Cayman Islands

With copies to:

Aaron Davidson
Managing Director
H.I.G. Ventures
1001 Brickell Bay Drive
27th Floor
Miami, FL 33131

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EASTON HUNT CAPITAL PARTNERS, L.P.

	By:	EHC GP, L.P.
	Its:	General Partner

	By:	EHC, Inc.
	Its:	General Partner

	By:	/s/ RICHARD P. SCHNEIDER
Richard P. Schneider

	Its:	Vice President & Secretary

Address:		641 Lexington Avenue - 21st floor New York, NY 10022

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HUNT VENTURES, L.P.

By:
Its:

	By:	/s/ FULTON MURRAY III

	Its:	Managing Director

Address:	1445 Ross Avenue
Suite 1500
Dallas, TX 75202

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT]

NOVO A/S

By:
Its:

	By:	/s/ [illegible]

Its:

Address:		NOVO A/S Krogshojvej 41 DK-2880 Bagsvaerd

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT]

CLARIDEN BANK, as custodian for the Clariden Biotech Equity Fund

By:
Its:

	By:	/s/ E. [illegible]

	Its:	Executive Vice President

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT]

CADUCEUS PRIVATE INVESTMENTS II, LP

	By:	OrbiMed Capital II LLC

/s/ [illegible]
General Partner
OrbiMed Capital LLC
767 3rd Avenue, 30th Floor
New York, NY 10017
Attn: Eric Bittelman, CFO

CADUCEUS PRIVATE INVESTMENTS II (QP), LP

	By:	OrbiMed Capital II LLC

/s/ [illegible]
General Partner
OrbiMed Capital LLC
767 3rd Avenue, 30th Floor
New York, NY 10017
Attn: Eric Bittelman, CFO

UBS JUNIPER CROSSOVER FUND, L.L.C.

	By:	OrbiMed Advisors LLC

/s/ [illegible]
Member of UBS Juniper Crossover
Management, L.L.C.
Managing Member

Address:	PFPC Trust
8800 Tinicum Blvd., 3rd Floor
Philadelphia, PA 19153
Attn: Eric Kessler

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT]

SG COWEN SECURITIES CORPORATION

By:	/s/ CHARLES E. MATHER

Its:	Managing Director

Address:	1221 Ave. of Americas New York, NY 10020

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT]

CONSENT OF SPOUSE

(FOR SHARES OF STOCK HELD BY INDIVIDUALS)

I acknowledge that I have read the foregoing Amended and Restated Stockholders’ Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community interest in such shares, if any, co-sale rights (as described in the Amended and Restated Stockholders’ Agreement) must be granted to the Stockholders by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Amended and Restated Stockholders’ Agreement and that I will take no action at any time to hinder operation of, or violate, the Amended and Restated Stockholders’ Agreement.

/S/ SANDRA CARSON
(Signature of Spouse)

CONSENT OF SPOUSE

(FOR SHARES OF STOCK HELD BY INDIVIDUALS)

I acknowledge that I have read the foregoing Amended and Restated Stockholders’ Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community interest in such shares, if any, co-sale rights (as described in the Amended and Restated Stockholders’ Agreement) must be granted to the Stockholders by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Amended and Restated Stockholders’ Agreement and that I will take no action at any time to hinder operation of, or violate, the Amended and Restated Stockholders’ Agreement.

/S/ SUSAN O. KABAKOFF
(Signature of Spouse)

CONSENT OF SPOUSE

(FOR SHARES OF STOCK HELD BY INDIVIDUALS)

I acknowledge that I have read the foregoing Amended and Restated Stockholders’ Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community interest in such shares, if any, co-sale rights (as described in the Amended and Restated Stockholders’ Agreement) must be granted to the Stockholders by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Amended and Restated Stockholders’ Agreement and that I will take no action at any time to hinder operation of, or violate, the Amended and Restated Stockholders’ Agreement.

/S/ CARLA LEONI
(Signature of Spouse)

CONSENT OF SPOUSE

(FOR SHARES OF STOCK HELD BY INDIVIDUALS)

I acknowledge that I have read the foregoing Amended and Restated Stockholders’ Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community interest in such shares, if any, co-sale rights (as described in the Amended and Restated Stockholders’ Agreement) must be granted to the Stockholders by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Amended and Restated Stockholders’ Agreement and that I will take no action at any time to hinder operation of, or violate, the Amended and Restated Stockholders’ Agreement.

/S/ CYNTHEA C. ROSENTHAL
(Signature of Spouse)

CONSENT OF SPOUSE

(FOR SHARES OF STOCK HELD BY INDIVIDUALS)

I acknowledge that I have read the foregoing Amended and Restated Stockholders’ Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community interest in such shares, if any, co-sale rights (as described in the Amended and Restated Stockholders’ Agreement) must be granted to the Stockholders by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Amended and Restated Stockholders’ Agreement and that I will take no action at any time to hinder operation of, or violate, the Amended and Restated Stockholders’ Agreement.

/S/ MARY NARDELLA
(Signature of Spouse)

CONSENT OF SPOUSE

(FOR SHARES OF STOCK HELD BY INDIVIDUALS)

I acknowledge that I have read the foregoing Amended and Restated Stockholders’ Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community interest in such shares, if any, co-sale rights (as described in the Amended and Restated Stockholders’ Agreement) must be granted to the Stockholders by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Amended and Restated Stockholders’ Agreement and that I will take no action at any time to hinder operation of, or violate, the Amended and Restated Stockholders’ Agreement.

/S/ RAYMOND JOHNSON
(Signature of Spouse)

CONSENT OF SPOUSE

(FOR SHARES OF STOCK HELD BY INDIVIDUALS)

I acknowledge that I have read the foregoing Amended and Restated Stockholders’ Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community interest in such shares, if any, co-sale rights (as described in the Amended and Restated Stockholders’ Agreement) must be granted to the Stockholders by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Amended and Restated Stockholders’ Agreement and that I will take no action at any time to hinder operation of, or violate, the Amended and Restated Stockholders’ Agreement.

/S/ WILL G. LADD
(Signature of Spouse)

CONSENT OF SPOUSE

(FOR SHARES OF STOCK HELD BY INDIVIDUALS)

I acknowledge that I have read the foregoing Amended and Restated Stockholders’ Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community interest in such shares, if any, co-sale rights (as described in the Amended and Restated Stockholders’ Agreement) must be granted to the Stockholders by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Amended and Restated Stockholders’ Agreement and that I will take no action at any time to hinder operation of, or violate, the Amended and Restated Stockholders’ Agreement.

/s/ Theresa J. [Illegible]
(Signature of Spouse)

CONSENT OF SPOUSE

(FOR SHARES OF STOCK HELD BY INDIVIDUALS)

I acknowledge that I have read the foregoing Amended and Restated Stockholders’ Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community interest in such shares, if any, co-sale rights (as described in the Amended and Restated Stockholders’ Agreement) must be granted to the Stockholders by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Amended and Restated Stockholders’ Agreement and that I will take no action at any time to hinder operation of, or violate, the Amended and Restated Stockholders’ Agreement.

/S/ [ILLEGIBLE] MULTANI
(Signature of Spouse)

SCHEDULE A

Founders

The Dennis and Sandra Carson Family Trust of 1986, dated March 12, 1986

Fran Nardella

The David S. and Susan O. Kabakoff Family Trust, dated February 24, 2000

Lorenzo Leoni

Alan Rosenthal

Brobeck, Phleger & Harrison LLP

Wendy Johnson

Anita Busquets

Dennis Carson

David S. Kabakoff

Elizabeth Clark Moore

F. Andrew Dorr

Gary Elliot

Pratik Multani

Stockholders

InterWest Partners VII, L.P.

InterWest Investors VIII, L.P.

InterWest Investors Q VIII, L.P.

Versant Venture Capital I, L.P.

Versant Side Fund I, L.P.

Versant Affiliates Fund I-A, L.P.

Versant Affiliates Fund I-B, L.P.

Alexandria Equities, LLC

CMEA Ventures Life Sciences 2000, L.P.

CMEA Ventures Life Sciences 2000, a Civil Law Partnership

Delphi Ventures V, L.P.

Delphi BioInvestments V, L.P.

ProQuest Investments II, L.P.

ProQuest Investments II Advisors Fund, L.P.

Ventures West 7 Limited Partnership

Ventures West 7 U.S. Limited Partnership

Biofrontier Global Investment Partnership

GeneChem Therapeutics Venture Fund L.P.

Aberdare Ventures II, L.P.

Aberdare Ventures II (Bermuda), L.P.

Paul H. Klingenstein

John H. Odden

H.I.G. Salmedix, Inc.

Caduceus Private Investments II, LP

Caduceus Private Investments II (QP), LP

UBS Juniper Crossover Fund, LLC

Easton Hunt Capital Partners, L.P.

Hunt Ventures, L.P.

Novo A/S

Clariden Bank

QS Medix Inc.

SG Cowen Securities Corporation